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                                                                  EXHIBIT 10.29


                              HANCOCK FABRICS, INC.

                             1996 STOCK OPTION PLAN

       1.     PURPOSE OF THE PLAN. The Hancock Fabrics, Inc. 1996 Stock
Option Plan ("Plan") is intended to foster ownership of the Company's common stock ("Shares") by eligible employees, to encourage their maximum efforts for the success of the Company's business, and to provide an incentive for them to remain in the employ of the Company or its subsidiaries. The provisions of this Plan and all actions and transactions under and pursuant to this Plan are intended to comply with all applicable conditions of Rule 16(b)-3 promulgated under Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), as amended, or its successors, with respect to persons subject to such Section ("Section 16 reporting persons"). To the extent any provision of, or action or transaction pursuant to this Plan fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Plan administrators.

       2. SCOPE AND DURATION OF THE PLAN. Options to purchase Shares may be granted from time to time during the life of the Plan. Unless sooner terminated pursuant to Paragraph 16, the Plan shall terminate on September 30, 2001 and thereafter no options shall be granted under the Plan. Termination of the Plan shall have no effect on options previously granted. Options granted under the Plan are not intended to qualify as incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended ("Code"). The aggregate number


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of Shares that may be issued or reserved for issuance pursuant to options granted under the Plan (including grants to Sections 16 reporting persons) shall not exceed 2,000,000 Shares (subject to adjustment as provided in the Plan). Shares as to which options granted under the Plan have expired, been canceled or otherwise terminated (other than by settlement) shall become available for further option grants under the Plan.


         3. ADMINISTRATION OF THE PLAN. The Board of Directors of the Company ("Board") shall appoint a Stock Option Committee ("Committee"), which shall consist of two or more members of the Board who are not eligible to receive grants under the Plan and who shall otherwise be "disinterested" as defined in the regulations promulgated under Section 16 of the Exchange Act. The Committee may be the Board's Management Review and Compensation Committee. The Committee shall have full authority in its discretion, but subject to the express provisions of the Plan: to determine the purchase price of the Shares covered by each option; to determine the employees to whom, and the time or times at which, options shall be granted; to determine the number of Shares to be covered by each option; to determine the terms and provisions of the respective option agreements (which need not be identical), including the terms and conditions respecting the exercise of options (which may be in installments), of any legend on any certificate representing Shares issued upon exercise of an option, and of any other instrument or document relating to the Plan, except that each such document respecting options granted to Section 16 reporting persons shall be written



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so as to comply with Section 16; to determine whether the purchase price upon exercise of an option may be paid in cash, Shares or any combination thereof; to determine whether and to what extent adjustments shall be made pursuant to the provisions of Paragraph 13; to settle options pursuant to the provisions of Paragraph 8; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make any other determinations deemed necessary to or advisable for the administration of the Plan. The Committee may delegate all or a portion of such authority to members of the Board who are not "disinterested" persons as defined in the regulations promulgated under Section 16 for the purpose of granting options to persons who are not Section 16 reporting persons. All determinations, decisions, interpretations and other actions of the Committee and the Board shall be conclusive and binding upon all persons. No member of the Committee or of the Board shall have any liability in respect of anything done or omitted to be done by such member or any other member, except for a member's own willful misconduct or as expressly provided by law.

         4. ELIGIBILITY FACTORS TO BE CONSIDERED IN GRANTS. Options may be granted only to full-time employees (including officers) of the Company or any of its subsidiaries, who shall be considered by the Committee to be contributing significantly to the success of the business of the Company. A director of the Company who is not also an employee shall not be eligible to receive an option. In determining the employees to whom options shall be granted and the number of Shares to be covered by, and


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the term of, each option, the Committee may take into account the duties of the respective employees, their present and potential contribution to the success of the Company, the anticipated number of years of effective service remaining, and any other factors it may deem relevant in connection with accomplishing the purpose of the Plan. The granting of an option to an employee shall not disqualify that employee for a further option grant or grants.

         5. OPTION PRICES. The purchase price of the Shares covered by each option shall be determined by the Committee at the time of grant. The purchase price of any Shares as to which an option is exercised shall be paid in full upon exercise. Payment may be in cash or Shares or any combination thereof, as the Committee shall determine.

         6. TERM OF OPTIONS. Except as provided in Paragraphs 11, 12 and 19, each option granted hereunder shall expire at such time as the Committee shall determine at the time of grant.

         7. EXERCISE OF OPTIONS.

            (a) Except as provided in Paragraph 19, an option may be exercised at such times and in such manner as the Committee shall determine.

            (b) Except as provided in Paragraphs 11, 12 and 19, options may be exercised only by the optionee to whom granted and not at any time after termination of his or her employment.

         8. SETTLEMENT OF OPTIONS. The Committee shall have authority in its sole discretion, subject to the provisions of this Paragraph, to settle the whole or any part of any exercisa-


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ble installment of any option by offering payment in Shares, or in Shares and cash, in exchange for surrender of that installment or partial installment by the holder of the option. Offers to settle may be made at such times and may remain open for acceptance by the holder during such periods as the Committee shall determine. The amount offered shall not exceed the difference between the option price of the Shares subject to the settlement and the fair market value of those Shares on the date of the offer. Shares as to which options have been settled shall not be available for further option grants under the Plan.

         9. OPTIONEE'S SERVICE. Options granted under the Plan shall not be affected by any change of duties or position so long as the optionee continues to be an employee of the Company or any of its subsidiaries. The option agreement may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or any agreement pursuant to the Plan (whether written or unwritten) shall confer upon any employee any right to continue in the employment of the Company or any of its subsidiaries, shall interfere in any way with the right of the Company or any of its subsidiaries to terminate that employment at any time, or shall affect in any way the terms or conditions of employment.

         10. NONTRANSFERABILITY. An option granted under the Plan to a Section 16(b) reporting person shall be nontransferable to the extent required to comply with Section 16(b)-3 of the Exchange Act other than by will or the laws of descent and distribution. In no event shall a reporting person be entitled


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to sell or otherwise dispose of Shares acquired under the Plan for a period of six (6) months from the time of grant without the written consent of the Committee.

         11. TERMINATION OF EMPLOYMENT. Except as provided in Paragraphs 12 and 19, and unless an option agreement shall otherwise provide, an option granted to an optionee shall terminate upon the termination of his or her employment, for whatever reason.

         12. RETIREMENT, DISABILITY OR DEATH OF OPTIONEE. In the event that employment shall be terminated by the retirement or death of an optionee or affected by the disability of an optionee, or that an optionee shall die during the one-year period immediately following the date of retirement or disability, the option rights of the optionee may be exercised as provided in this Paragraph 12.

           (a) To the extent provided in subparagraph (d) of this Paragraph 12, in the case of termination by retirement, any option may be exercised during the one-year period immediately following the date of retirement but in no event beyond the expiration of the stated term of such stock option, unless permitted by the Company. Should any optionee die within that one-year period, having unexercised any option exercisable (or to become exercisable pursuant to subparagraph (d) of this Paragraph 12), the time for exercise of an option by the legal representative of the optionee or by any person to whom the option has been transferred by will or the laws of descent and distribution shall be extended for an additional 180 days beyond




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the date that would have been the last permissible date for exercise by the optionee, if living.

         (b) To the extent provided in subparagraph (d) of this Paragraph 12, in the case of disability, any option may be exercised during the one-year period immediately following the date of disability but in no event beyond the expiration of the stated term of such stock option, unless permitted by the Company. Should any optionee die within that one-year period, having unexercised any option exercisable (or to become exercisable pursuant to subparagraph (d) of this Paragraph 12), the time for exercise of an option by the legal representative of the optionee or by any person to whom the option has been transferred by will or the laws of descent and distribution shall be extended for an additional 180 days beyond the date that would have been the last permissible date for exercise by the optionee, if living.

         (c) To the extent provided in subparagraph (d) of this Paragraph 12, in the case of termination by death, any option may be exercised during the one-year period immediately following the date of death by the legal representative of the optionee or by any person to whom the option has been transferred by will or the laws of descent and distribution.

         (d) An option may be exercised to the extent that the option was exercisable at the date of termination of employment by retirement or death or at the date of disability and to the extent of additional option installments not then exercisable, if any, as the Committee may determine.



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         13. ADJUSTMENTS. The Committee may make such adjustment, as the
Committee determines to be appropriate, of the number and prices of the Shares subject to outstanding options and of the number of Shares available for option, in order to compensate for the effect of any change in the Company's capitalization or structure or in the Shares or outstanding options (including without limitation any change arising through the declaration of a stock dividend or stock split or through a spin-off, spin-out or other distribution of assets of the Company or any of its subsidiaries to shareholders, whether payable in Shares or other shares of stock of the Company or any of its subsidiaries, or through reorganization, recapitalization, partial liquidation, merger, consolidation or similar event, or through the sale or exchange of all or substantially all of the Company's assets, or through stock splitups or combinations or exchanges of Shares or other shares of stock of the Company or any of its subsidiaries) or of any stock purchase pursuant to a tender offer by the Company or any other party.

         14. APPROVAL OF SHAREHOLDERS. No options may be granted hereunder to any Section 16 reporting person prior to the approval of the Plan by the Company's shareholders in accordance with the Exchange Act.

         15. EFFECTIVENESS OF OPTION GRANTS. Subject to Paragraph 14, the Committee's approval of the granting of an option shall constitute the granting of the option.

         16. AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend or terminate the Plan at any time. No amendment adopted



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without approval of the Company's shareholders shall, as to Section 16 reporting persons, cause the Plan no longer to comply with Section 16 of the Exchange Act or its successors. No amendment or termination of the Plan shall affect the rights of the holder of any option theretofore granted under the Plan, except with the holder's consent.

         17. LISTING AND REGISTRATION OF SHARES. The Plan shall be subject to the requirement that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the options or the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of options or the issuance, sale or offering for sale of the Shares or issuance or delivery of a related certificate pursuant to the Plan, no option may be exercised, in whole or in part, no Shares may be issued and no certificate representing any shares may be delivered unless and until the listing, registration, qualification, consent or approval shall have been effected or obtained, and maintained, free of any conditions not acceptable to the Committee.

         18. FINANCING OF EXERCISE OF OPTIONS. At the time of exercise of any option, the Committee may permit the extension of credit by the Company to assist the holder of the option in the purchase and retention of the Shares then issued. Such credit shall be secured by the Shares and shall be in an amount not greater than the lesser of (x) the option price of the Shares and


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(y) the amount of credit permitted by applicable regulations of the Federal
Reserve Board. The terms of that credit and provisions for release of the security interest in the Shares shall be as determined by the Committee, at the time the credit is extended, in accordance with the regulations of the Federal Reserve Board.

     19. CHANGE OF CONTROL.

         (a) Unless an option agreement provides or the Committee determines otherwise, immediately upon the occurrence of a change of control (as defined below), all outstanding options, whether or not theretofore exercisable, shall become exercisable.

         (b) If the Company shall terminate the optionee's employment for any reason other than for Cause (as defined below), or the optionee shall terminate his or her employment for Good Reason (as defined below), within one year of a change of control, such optionee's options shall be exercisable during the 90-day period immediately following the date of termination but in no event beyond the expiration of the stated term of such option, unless permitted by the Company.

     20. WITHHOLDING TAX. Where the holder of an option is entitled to receive Shares pursuant to the exercise of an option, the Committee shall have the right to require that the holder of the option pay to the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, prior to the issuance or delivery of any Shares or any certificate representing Shares, in such manner as the Committee



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shall determine, including without limitation by requiring the Company to retain a sufficient number of such Shares to cover the amount or any portion thereof required to be withheld.

     21. GOVERNING LAW. The Plan shall be governed and construed in accordance with the laws of the State of Delaware, regardless of the law that might otherwise govern under applicable Delaware conflicts of laws principles.

     22. DEFINITIONS. As used in the Plan, the following terms are defined as follows:

         (a) Company -- Hancock Fabrics, Inc., a Delaware corporation, and its successors and assigns.

         (b) Subsidiary -- A corporation of which the Company owns stock having fifty percent (50%) or more of the total voting power.

         (c) Employee -- A person employed by the Company or any of its subsidiaries.

         (d) Employment -- Employment by the Company or any of its subsidiaries.

         (e) Optionee -- An employee to whom an option is granted pursuant to the Plan.

         (f) Retirement -- Termination of employment under circumstances entitling the participant to elect immediate payment of retirement benefits under the Hancock Fabrics, Inc. Consolidated Retirement Plan or any successor plan thereto.

         (g) Disability -- Failure to return to full-time performance of employment duties immediately after the participant has exhausted the short term disability benefits


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under the then applicable short term disability policy or procedures of the
Company.

         (h) Fair market value of the Share on any given date --

              (i) The closing price of the Shares or, if there is no closing price, the average of the lowest and highest selling prices of the Shares

                   (A) as reported in "New York Stock Exchange -
Composite Transactions," or

                   (B) if the Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading, or

              (ii) if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or

              (iii) if on any such date the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Committee,


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on such date, or if that date is not a "trading day," on the next preceding trading day. "Trading day" shall mean a day on which the principal national securities exchange on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close. If the Shares are not publicly held or not so listed or traded, the fair market value of the Shares on that date shall mean the fair value per share as determined in good faith by the Committee, whose determination shall be final.

         (i) Change of Control -- A change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a change of control shall be deemed to have occurred if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or (ii) individuals who constitute the Board as of the effective date of the Plan ("incumbent Board") cease for any reason to constitute at least two-thirds thereof, provided that any person becoming a director subsequent to the effective date of the Plan



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whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of (or if less, all but one of) the directors constituting the incumbent Board (other than an election or nomination in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the incumbent Board.

         (j) Cause -- An act or acts of fraud or misappropriation on the optionee's part that result in or are intended to result in his or her personal enrichment at the expense of the Company or any of its subsidiaries or conviction of a felony. The determination of a majority of the incumbent Board that cause exists shall be conclusive upon all persons.

         (k) Good Reason --

              (i) Without the express written consent of the optionee,

                   (A) the assignment to the optionee of any duties inconsistent in any substantial respect with the optionee's position, authority or responsibilities as in effect during the 90-day period immediately preceding a change of control, or

                   (B) any other substantial adverse change in such position (including titles and reporting requirements), authority or responsibilities;


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              (ii)   any failure by the Company to furnish the optionee (or,
where applicable, his or her family) with compensation (including annual bonus) and benefits at a level equal to or exceeding those received (on an annual basis) by the optionee from the Company during the 90-day period preceding the change of control, including a failure by the Company to maintain the Company's Extra Compensation Plan (including the right to defer the receipt of payments thereunder) and Supplemental Retirement Benefit Plan, other than an insubstantial and inadvertent failure remedied by the Company promptly after receipt of notice thereof given by the optionee; or

              (iii) the Company's requiring the optionee to be based or to perform services at any office or location other than that at which the optionee is primarily based during the 90-day period preceding the change of control, except for travel reasonably required in the performance of the optionee's responsibilities.

         Any good faith determination of good reason made by the optionee shall be conclusive upon all persons.





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